                                                                     Exhibit 3.3


                               ARTICLES OF MERGER

                                       OF

                            KAIRE INTERNATIONAL, INC.

                                       AND

                       KAIRE INTERNATIONAL HOLDINGS, INC.


To the Secretary of State
State of Nevada

            Pursuant to the provisions of Chapter 78, Nevada Revised Statutes, the foreign corporation and the domestic corporation herein named do hereby adopt the following Articles of Merger.

            1. Annexed hereto and made a part hereof is the Plan of Merger for merging Kaire International, Inc., a corporation for profit organized and existing under the laws of the State of Nevada, with and into Kaire International Holdings, Inc., a corporation for profit organized and existing under the laws of the State of Delaware. The said Plan of Merger has been adopted by the Board of Directors of Kaire International, Inc. and by the Board of Directors of Kaire International Holdings, Inc.

            2. The said Plan of Merger was submitted to the stockholders of Kaire International, Inc. by its Board of Directors pursuant to the provisions of Section 78-320 of Chapter 78, Nevada Revised Statutes, and the manner of approval thereof by said stockholders was as follows:

            (i) The designation, the number of outstanding shares, and the number of votes entitled to be cast by each class entitled to vote on the said Plan of Merger are as follows:

            (a) Designation of class: Common Stock

            (b) Number of outstanding shares of class: 1,050

            (c) Number of votes of class entitled to be cast: 1,050

            (ii) Shareholder consents representing the total number of votes cast for the merger herein provided for by each class entitled to vote on the said Plan of Merger is as follows:

            (a) Designation of class: Common Stock

            (b) Number of votes of class cast for Plan of Merger:

            (iii) The said number of votes represented by consents approving the said Plan of Merger was sufficient for the approval thereof by the said class.

            3. The merger of Kaire International, Inc. with and into Kaire International Holdings, Inc. is permitted by the laws of the jurisdiction of organization of Kaire International Holdings, Inc. and has been authorized in compliance with said laws.

            4. The said Plan of Merger was not required to be submitted to the stockholders of Kaire International Holdings, Inc. pursuant to the provisions of the laws of its jurisdiction of organization.

            5. When the merger herein provided for becomes effective, Article ONE of the Certificate of Incorporation of Kaire International Holdings, Inc. is amended pursuant to the annexed Plan of Merger to read as follows:

            "ONE: The name of the Corporation is KAIRE INTERNATIONAL, INC."

            6. The specified address of Kaire International Holdings, Inc. where copies of process may be sent by the Secretary of State of the State of Nevada, served pursuant to the provisions of Section 78.461, Nevada Revised Statutes, in a proceeding to enforce any obligation or the rights of dissenting shareholders of Kaire International, Inc., unless Kaire International Holdings, Inc. has designated in writing to the Secretary of State of the State of Nevada a different address for that purpose, is: National Registered Agents, 9 East Loockerman Street, Dover, Delaware 19901.

            7. The merger herein provided for shall become effective in the State of Nevada upon the date of filing hereof.

Signed on March 11, 1997.

                            KAIRE INTERNATIONAL, INC.


                            /s/ Robert L. Richards
                            -----------------------------------
                            Chief Executive Officer


                            /s/ Tamyla J. McMahan
                            -----------------------------------
                            Assistant Secretary

                            KAIRE INTERNATIONAL, INC.


                            /s/ Robert L. Richards
                            -----------------------------------
                            Chief Executive Officer


                            /s/ Tamyla J. McMahan
                            -----------------------------------
                            Assistant Secretary

STATE OF COLORADO )
                  ) SS.:
COUNTY OF BOULDER )

On March 11, 1997, personally appeared before me, a Notary Public in and for the State and County aforesaid, Robert L. Richards and Tamyla J. McMahan, Chief Executive Office and Assistant Secretary of Kaire International, Inc., personally known to me to be the persons whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.


                                      /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Notary Public

                                      My Commission Expires Apr. 5, 1999

STATE OF COLORADO )
                  ) SS.:
COUNTY OF BOULDER )

On March 11, 1997, personally appeared before me, a Notary Public in and for the State and County aforesaid, Robert L. Richards and Tamyla J. McMahan, Chief Executive Office and Assistant Secretary of Kaire International Holdings, Inc., personally known to me to be the persons whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.


                                      /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Notary Public

                                      My Commission Expires Apr. 5, 1999

PLAN OF MERGER adopted by Kaire International, Inc., a corporation for profit organized under the laws of the State of Nevada, by resolution of its Board of
Directors on September   , 1996, and adopted on September   , 1996 by Kaire
International Holdings, Inc., a corporation for profit organized under the laws of the State of Delaware, by resolution of its Board of Directors on
September   , 1996. The names of the corporations planning to merge are Kaire
International, Inc., a corporation for profit organized under the laws of the State of Nevada, and Kaire International Holdings, Inc., a corporation for profit organized under the laws of the State of Delaware. The name of the surviving corporation into which Kaire International, Inc. plans to merge is Kaire International Holdings, Inc.

1. Kaire International, Inc. and Kaire International Holdings, Inc., shall, pursuant to the provisions of the General Corporation Law of the State of Nevada and the provisions of laws of the jurisdiction of organization of Kaire International Holdings, Inc., be merged with and into a single corporation, to wit, Kaire International Holdings, Inc., which shall be the surviving corporation when the merger becomes effective and which is sometimes hereinafter referred to as the "surviving corporation," and which shall continue to exist as said surviving corporation under the name Kaire International, Inc. pursuant to the provisions of the laws of its jurisdiction of organization. The separate existence of Kaire International, Inc., which is sometimes hereinafter referred to as the "non-surviving corporation," shall cease when the merger becomes effective in accordance with the laws of the jurisdiction of its organization.

2. The Certificate of Incorporation of the surviving corporation when the merger becomes effective shall be the Certificate of Incorporation of said surviving corporation except that Article ONE thereof, relating to the name of the corporation, the purposes of the corporation, and the authorized shares of the corporation, are hereby amended and changed so as to read as follows when the merger becomes effective:

            "ONE: The name of the corporation is KAIRE INTERNATIONAL, INC."

and said Certificate of Incorporation as herein amended and changed shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the laws of its jurisdiction of organization.

3. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of its jurisdiction of organization.

4. The directors and officers in office of the surviving corporation when the merger becomes effective shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold office until their respective successors are elected or appointed and qualified or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.


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

5. Each issued share of stock of the non-surviving corporation when the merger becomes effective shall be converted into one share of stock of the surviving corporation. The issued shares of stock of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued immediately prior to the merger becoming effective shall be canceled upon the effectiveness of the merger.

6. The merger of the non-surviving corporation with and into the surviving corporation shall be authorized in the manner prescribed by the General Corporation Law of the State of Nevada and by the laws of the jurisdiction of organization of the surviving corporation, and the Plan of Merger herein made and approved shall be submitted to the stockholders of the non-surviving corporation for their approval or rejection in the manner prescribed by the provisions of the General Corporation Law of the State of Nevada.

7. In the event that the merger of the non-surviving corporation with and into the surviving corporation shall have been duly authorized in compliance with the General Corporation Law of the State of Nevada, and in the event that the Plan of Merger shall have been approved by the stockholders entitled to vote of the surviving corporation in the manner prescribed by the laws of the jurisdiction of its organization, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Nevada and of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

8. The Board of Directors and the proper officers of the non-surviving corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.


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